PILGRIM'S PRIDE CORPORATION
                        110 SOUTH TEXAS STREET
                        PITTSBURG, TEXAS 75686

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                TO BE HELD WEDNESDAY, JANUARY 31, 2001

      The Annual Meeting of Stockholders of Pilgrim's Pride Corporation (the "Company") will be held at the Company's headquarters building, 110 South Texas Street, Pittsburg, Texas, on Wednesday, January 31, 2001, at 11:00 a.m., local time, to consider the following matters:

a. The election of ten Directors for the ensuing year;

b. The appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 29, 2001; and

c. To transact such other business as may be properly brought before the meeting or any adjournment. No other matters are expected to be voted on at the meeting.

     The Board of Directors has fixed the close of business on December 4, 2000, as the record date for determining stockholders of record entitled to notice of, and to vote at, the meeting.





                                         RICHARD A. COGDILL
Pittsburg, Texas            EXECUTIVE  VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
December 13, 2000                      SECRETARY AND TREASURER


                        YOUR VOTE IS IMPORTANT!
            PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY.





                         PILGRIM'S PRIDE CORPORATION
                           110 SOUTH TEXAS STREET
                           PITTSBURG, TEXAS 75686

                              PROXY STATEMENT

                            GENERAL INFORMATION

      The Board of Directors of Pilgrim's Pride Corporation (the "Company") solicits stockholders' proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on Wednesday, January 31, 2001, at 11:00 a.m., local time, at the Company's headquarters at 110 South Texas Street, Pittsburg, Texas and at any adjournments thereof (the "Meeting"). This Proxy Statement, the accompanying proxy card and the Company's 2000 Annual Report to Stockholders are being mailed, beginning on or about December 13, 2000, to all stockholders entitled to receive notice of, and to vote at, the Meeting.

     The principal executive offices of the Company are located at 110 South Texas Street, Pittsburg, Texas 75686. Any writing required to be sent to the Company should be mailed to this address.

OUTSTANDING VOTING SECURITIES

      Each stockholder of record at the close of business on December 4, 2000 (the "Record Date"), will be entitled to one vote for each share of the Company's Class A common stock, $.01 par value per share, and twenty votes for each share of the Company's Class B common stock, $.01 par value per share, held on the Record Date. The accompanying proxy card indicates the number of shares to be voted. On December 4, 2000, there were 13,523,429 shares of the Company's Class A common stock issued and outstanding and there were 27,589,250 shares of the Company's Class B common stock issued and outstanding. For all proposals at the Meeting, the votes of holders of Class A common stock and Class B common stock will be counted together as a single class.

VOTING OF PROXIES

     Because many of the Company's stockholders are unable to attend the Meeting, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all items of business scheduled to come before the Meeting. Each stockholder is urged to:

     (1) read carefully the material in this Proxy Statement;

     (2) specify his or her voting instruction on each item by marking the appropriate boxes on the accompanying proxy card; and

     (3) sign, date and return the proxy card in the enclosed, postage prepaid envelope.

     The accompanying proxy card provides a space, with respect to the election of Directors, for a stockholder to withhold voting for any or all nominees for the Board of Directors, but does not permit a stockholder to vote for any nominee not named on the proxy card. The card also allows a stockholder to abstain from voting on any other item if the stockholder chooses to do so.

     When the accompanying proxy card is properly executed and returned with voting instructions with respect to any of the items to be voted upon, the shares represented by the proxy will be voted in accordance with the stockholder's directions by the persons named on the proxy card as proxies of the stockholder. If a proxy card is signed and returned, but no specific voting instructions are given, the shares represented by the proxy card will be voted for the election of the ten nominees for Directors named on the accompanying proxy card and for the appointment of Ernst & Young LLP as the Company's independent auditors.

     Unless otherwise indicated by the stockholder, returned proxy cards also confer upon the persons named on the card, as proxies for the stockholder, discretionary authority to vote all shares of stock represented by the proxy card on any item of business that is properly presented for action at the Meeting, even if not described in this Proxy Statement. If any of the nominees for Director named below should be unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any item of business not set forth in this Proxy Statement will come before the Meeting or that any of the nominees for Director will be unavailable for election.

     The proxy does not affect a stockholder's right to vote in person at the Meeting. If a stockholder executes a proxy, he or she may revoke it at any time before it is voted by submitting a new proxy card, or by communicating his or her revocation in writing to the Secretary of the Company or by voting by ballot at the Meeting.

VOTES REQUIRED

     The holders of at least a majority of the combined voting power of the Company's Class A common stock and Class B common stock outstanding on the Record Date must be present in person or by proxy at the Meeting for the Meeting to be held. Abstentions and broker non-votes are counted in determining whether at least a majority of the voting power of the Company's Class A common stock and Class B common stock outstanding on the Record Date are present at the Meeting.

     Directors will be elected by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the voting power of the Company's Class A common stock and Class B common stock represented and entitled to vote at the Meeting is required for the appointment of the Company's independent auditors and approval of any other item of business to be voted upon at the Meeting. Abstentions from voting on any matter will be included in the voting tally. Abstentions will have no effect on the election of Directors. Abstentions will have the same effect as votes against the proposal to appoint the Company's independent auditors. Broker non-votes are shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Broker non-votes will have no effect on the election of Directors or the proposal to appoint the Company's independent auditors. Lonnie "Bo" Pilgrim owned or controlled 8,350,313 shares (60.5%) of the Company's Class A common stock and 16,774,320 shares (60.8%) of the Company's Class B common stock on the Record Date, or 60.8% of the combined voting power of both classes of stock, and thus will be able to elect all of the nominees for Director and approve Ernst & Young LLP as independent auditors for the Company.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      The Company's Amended and Restated Corporate Bylaws state that a stockholder must give the Secretary of the Company written notice, at the Company's principal executive offices, of its intent to present a proposal at the Company's 2002 Annual Meeting of Stockholders by October 5, 2001, but not before May 6, 2001. Additionally, in order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be considered by the Company for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than the close of business on August 15, 2001.

COST OF PROXY SOLICITATION

     The Company will bear the cost of the Meeting and the cost of soliciting proxies in the accompanying form, including the cost of mailing the proxy material. In addition to solicitation by mail, Directors, officers and other employees of the Company may solicit proxies by telephone or otherwise. They will not be specifically compensated for such services. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's Class A common stock and Class B common stock and to secure their voting instructions, if necessary. The Company will reimburse them for the expenses in so doing.

BOARD OF DIRECTORS

      The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analyses and reports sent to them each month, as well as by participating in Board and committee meetings.

BOARD COMMITTEES

     To assist in carrying out its duties, the Board of Directors has delegated certain authority to the Audit and Compensation Committees. The Board of Directors does not maintain a Nominating Committee. The members of the Audit Committee are Charles L. Black, S. Key Coker, who replaced Robert E. Hilgenfeld (who retired from the Board on August 2, 2000 (retired)), Vance C. Miller, Sr., James G. Vetter, Jr., and Donald L. Wass. The members of the Compensation Committee are Lonnie "Bo" Pilgrim, Vance C. Miller, Sr., Lonnie Ken Pilgrim, James G. Vetter, Jr., and Charles L. Black. The Compensation Committee also has a subcommittee made up of Charles L. Black and Vance C. Miller, Sr. Each Committee meets to examine various facets of the Company's operations and take appropriate action or make recommendations to the Board of Directors.

   The Audit Committee's responsibilities include making recommendations to the Board of Directors regarding the selection of independent public accountants and reviewing the plan and results of the audit performed by the public accountants of the Company and the adequacy of the Company's systems of internal accounting controls, and monitoring compliance with the Company's conflicts of interest and business ethics policies. The Compensation Committee reviews the Company's remuneration policies and practices and establishes the salaries of the Company's officers. The Compensation Committees' subcommittee is responsible for administering certain aspects of the Senior Executive Performance Bonus Plan dealing with compensation for designated Section 162(m) participants, currently Mr. Lonnie "Bo" Pilgrim and Mr. David Van Hoose.

MEETINGS

     During the Company's fiscal year ending September 30, 2000, there were eight meetings of the Board of Directors, two meetings of the Audit Committee and one meeting of the Compensation Committee and subcommittee. During fiscal 2000, each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees on which the Director served.

                         ELECTION OF DIRECTORS

     At the Meeting, ten Directors are to be elected, each to hold office for one year or until his successor is duly elected and qualified. Unless otherwise specified on the proxy card, the shares represented by the enclosed proxy will be voted for the election of the ten nominees named below. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Board of Directors.

                         NOMINEES FOR DIRECTOR

   LONNIE "BO" PILGRIM, 72, has served as Chairman of the Board since the organization of the Company in July 1968. He was previously Chief Executive Officer from July 1968 to June 1998. Prior to the incorporation of the Company, Mr. Pilgrim was a partner in the Company's predecessor partnership business founded in 1946.

   CLIFFORD E. BUTLER, 58, serves as Vice Chairman of the Board. He joined the Company as Controller and Director in 1969, was named Senior Vice President of Finance in 1973, became Chief Financial Officer and Vice Chairman of the Board in July 1983, became Executive President in January 1997 and served in such capacity through July 1998.

   DAVID VAN HOOSE, 59, serves as Chief Executive Officer, President and Chief Operating Officer (the Company's Principal Executive Officer) of the Company. He became a Director in July 1998. He was named Chief Executive Officer and Chief Operating Officer in June 1998 and President in July 1998. He was previously President of Mexico Operations from April 1993 to June 1998 and Senior Vice President, Director General, Mexico Operations from August 1990 to April 1993. Mr. Van Hoose was employed by the Company in September 1988 as Senior Vice President, Texas Processing. Prior to that, Mr. Van Hoose was employed by Cargill, Inc. as General Manager of one of its chicken operations.

   RICHARD A. COGDILL, 40, has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer (the Company's Principal Financial and Accounting Officer) since January 1997. He became a Director in September 1998. Previously, he served as Senior Vice President, Corporate Controller, from August 1992 through December 1996 and as Vice President, Corporate Controller, from October 1991 through August 1992. Prior to October 1991, he was a Senior Manager with Ernst & Young LLP. He is a Certified Public Accountant.

   LONNIE KEN PILGRIM, 42, has been employed by the Company since 1977 and has been Senior Vice President, Transportation since August 1997. Prior to that he served the Company as its Vice President, Director of Transportation. He has been a member of the Board of Directors since March 1985. He is a son of Lonnie "Bo" Pilgrim.

   CHARLES L. BLACK, 71, was Senior Vice President, Branch President of NationsBank, Mt. Pleasant, Texas, from December 1981 to his retirement in February 1995. He previously was a Director of the Company from 1968 to August 1992 and has served as a Director since his re-election in February 1995.

   S. KEY COKER, 43, has served as Executive Vice President of Compass Bank since October 2000, a $20 billion dollar bank with offices throughout the southern United States. Previously, he served as Senior Vice President from June 1995 through September 2000 and had been employed by Compass Bank since 1992. He is a career banker with 21 years of experience in banking. He was appointed a Director in September 2000, following the resignation of Robert Hilgenfeld on August 2, 2000.

   VANCE C. MILLER, SR., 66, was elected a Director in September 1986. Mr. Miller has been Chairman of Vance C. Miller Interests, a real estate development company formed in 1977, and has served as the Chairman of the Board and Chief Executive Officer of Henry S. Miller Cos., a Dallas, Texas, real estate services firm, since 1991. Mr. Miller also serves as a director of Resurgence Properties, Inc.

   JAMES G. VETTER, JR., 66, has practiced law in Dallas, Texas, since 1966. He is a shareholder of the Dallas law firm of Godwin, White & Gruber, P.C. (formerly Godwin & Carlton, P.C.), and has served as general counsel and a Director since 1981. Mr. Vetter is a Board Certified-Tax Law Specialist and serves as a lecturer and author in tax matters.

   DONALD L. WASS, PH.D., 68, was elected a Director of the Company in May 1987. He has been President of the William Oncken Company of Texas, a time management consulting company, since 1970.

                       REPORT OF THE AUDIT COMMITTEE

Pursuant to the Audit Charter attached as Exhibit A, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with independent auditors the auditor's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

The members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

                                           AUDIT COMMITTEE
                                           James G. Vetter, Jr.
                                           Charles L. Black
                                           Vance C. Miller, Sr.
                                           Donald L. Wass, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, the members of the Company's Compensation Committee were Lonnie "Bo" Pilgrim, Chairman of the Board of the Company, S. Key Coker, Robert E. Hilgenfeld (retired), Vance C. Miller, Sr., Lonnie Ken Pilgrim, Senior Vice President, Transportation of the Company, James G. Vetter, Jr., and Charles L. Black.

     The Company has been and continues to be a party to certain transactions with Lonnie "Bo" Pilgrim and a law firm affiliated with James G. Vetter, Jr. These transactions, along with all other transactions between the Company and affiliated persons, require the prior approval of the Audit Committee of the Board of Directors.

      The Company's transactions with Lonnie "Bo" Pilgrim have allowed the Company to obtain the use of required production facilities and equipment on terms which management believes are not less favorable to the Company than could have been arranged with unaffiliated persons. Since 1985, Lonnie "Bo" Pilgrim has engaged in chicken grow-out operations with the Company which involve the purchase of chicks, feed and veterinary and technical services from the Company and the growing-out of chickens to maturity at which time they are purchased by the Company. Chicks, feed and services are purchased from the Company for their fair market value, and the Company purchases the mature chickens from Mr. Pilgrim at market-quoted prices at the time of purchase. Management of the Company believes that this operation is conducted on terms not less favorable to the Company than those which could be arranged with unaffiliated persons. During fiscal year 2000, the Company paid Mr. Pilgrim, doing business as Pilgrim Poultry G.P. ("PPGP"), $31,879,000 for chickens produced in his grow-out operations, and PPGP paid the Company $31,979,000 for chicks, feed and services. Lonnie "Bo" Pilgrim is the sole proprietor of PPGP.

     PPGP also produces eggs for the Company. In addition to the chicken grow-out operations described above, PPGP contracts with the Company to house and care for Company flocks used for egg production and is paid an egg grower fee based on actual production. The egg grower contract between PPGP and the Company renews automatically as each expended flock of laying hens is replaced by a new flock. The contract is cancelable by either party at any time prior to the time when the then current producing flock is 48 weeks old. Flocks are normally replaced every 14 months. Management of the Company believes that these relationships are on terms not less favorable to the Company than those which could be arranged with unaffiliated persons. During fiscal year 2000, the Company paid contract egg grower's fees to PPGP of $5,100,000.

     Since 1985, the Company has leased an airplane from Lonnie "Bo" Pilgrim under a lease agreement which provides for monthly lease payments of $33,000 plus operating expenses, which terms management of the Company believes to be substantially similar to those obtainable from unaffiliated parties. During fiscal 2000, the Company had lease expenses of $396,000 and operating expenses of $128,000 associated with the use of this airplane.

     Historically, much of the Company's debt has been guaranteed by the major stockholders of the Company. In consideration of such guarantees, the Company has paid such stockholders a quarterly fee equal to .25% of the average aggregate outstanding balance of such guaranteed debt. During fiscal 2000, the Company incurred $795,000 for such guarantees and paid $845,000 to Pilgrim Interests, Ltd.

     Godwin, White & Gruber, P.C., represents the Company in connection with a variety of legal matters. James G. Vetter, Jr., is a Director of the Company and is a shareholder of Godwin, White & Gruber, P.C. During fiscal year 2000, the Company paid Godwin, White & Gruber, P.C., legal fees of $116,872 in connection with such matters.

   Mr. Hilgenfeld (retired), a member of the Company's Compensation Committee, served as an officer of the Company prior to 1973.

                                 COMPENSATION
EXECUTIVE COMPENSATION

      The following table sets forth a summary of compensation paid to the Company's Chief Executive Officer and its four other most highly compensated executive officers.

                      SUMMARY COMPENSATION TABLE

                                          Annual Compensation

                                                      Other          All
                        Fiscal                        Annual        Other
NAME AND PRINCIPAL       Year   SALARY     BONUS   COMPENSATION COMPENSATION(1)
   POSITION
Lonnie "Bo" Pilgrim....  2000 $1,070,600  $532,921      $30,057      $10,096
 Chairman of the Board   1999    717,191   748,417       22,594        8,349
                         1998    501,314   210,975       36,558       11,430

David Van Hoose.......   2000    517,923   404,231       12,947        7,659
 Chief Executive Officer,1999    419,468   503,921       10,486        9,689
 President and Chief     1998    283,395   200,000        6,579        6,704
    Operating Officer

Clifford E. Butler....   2000    388,870   120,492       10,015        2,053
 Vice Chairman of        1999    395,819   386,722        9,868        3,032
    of the Board         1998    372,267   156,666        9,304        3,213

Richard A. Cogdill....   2000    285,441   248,673        7,496        1,262
 Executive               1999    220,328   310,000        5,489        1,075
    Vice President       1998    204,905   100,000        5,115          776
 Chief Financial Officer,
 Secretary and Treasurer
 Secretary and Treasurer

Robert L. Hendrix.....   2000    283,576   120,492        7,089        4,364
 Executive               1999    280,364   336,813        6,987        6,570
 Growout and Processing  1998    262,119   110,356        6,523        4,801

_____________________


(1) Includes the following items of compensation:
  a. Company's contributions to the named individual under its 401(k) Salary Deferral Plan in the following amounts: Lonnie "Bo" Pilgrim, $52 (2000, 1999 & 1998); David Van Hoose, $312 (2000), $318 (1999), $312 (1998);
     Clifford  E.  Butler, $312 (2000), $318 (1999), $312  (1998);  Richard  A.
     Cogdill, $312 (2000),  $318  (1999),  $312  (1998); and Robert L. Hendrix,
     $312 (2000), $318 (1999), $318 (1998).

  b. Section 79 income to the named individual due to group term life insurance in excess of $50,000 in the following amounts: Lonnie "Bo" Pilgrim, $10,044 (2000), $8,296 (1999), $11,379 (1998); David Van Hoose, $7,347
     (2000), $9,371 (1999), $6,392 (1998); Clifford E. Butler,  $1,741  (2000),
     $2,714  (1999),  $2,901  (1998);  Richard  A.  Cogdill,  $950 (2000), $757
     (1999), $464 (1998); and Robert L. Hendrix, $4,052 (2000),  $6,252 (1999),
     $4,482 (1998).

DIRECTORS' FEES

    The Company pays its Directors who are not employees of the Company $5,000 per meeting attended in person, plus expenses, and Directors who are not employees of the Company also receive $2,500 and $1,250 per telephonic meeting that they participate in that lasts at least 45 minutes or less than 45 minutes, respectively.

                       REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee establishes executive compensation and oversees the administration of the bonus plan for key members of management and the Company's employee benefit plans.

     The following is a report submitted by the Compensation Committee members in their capacity as the Board's Compensation Committee, addressing the Company's compensation policy as it related to the named executive officers for fiscal 2000.
PERFORMANCE MEASURES

       The Compensation Committee's establishment of annual executive compensation is a subjective process in which the Committee considers many factors, including the Company's performance as measured by earnings for the year, each executive's specific responsibilities, the contribution to the Company's profitability by each executive's specific areas of responsibility, the level of compensation believed necessary to motivate and retain qualified executives and the executive's length of time with the Company.

FISCAL  COMPENSATION

     For fiscal 2000, the Company's executive compensation program consisted of
(a) base salary, (b) a discretionary bonus based upon the factors described above, (c) the bonus plan described below, (d) Company contributions to the Company's 401(k) salary deferral plan which are made up of mandatory contributions of one dollar per week and matching contributions of up to five dollars per week and additional matching contributions of up to four percent of an executive's compensation subject to an overall Company contribution limit of five percent of domestic income before taxes and (e) Company contributions to the Employee Stock Investment Plan in an amount equal to 33 1/3% of the officers' payroll deduction for purchases of the Company's common stock under the plan, which deductions are limited to 7 1/2%of the officer's base pay.

   In establishing the fiscal 2000 compensation for Lonnie "Bo" Pilgrim, the Company's Chairman of the Board, the Compensation Committee adjusted Mr. Pilgrim's annual base salary from $1,040,000 to $1,071,200 to reflect changes in the cost of living. He also received a bonus determined pursuant to the bonus plan discussed below, plus a discretionary bonus of $100,384. This discretionary bonus was made in response to the Compensation Subcommittee's subjective assessment of Mr. Pilgrim's contribution to the Company's performance in fiscal 2000.

      In establishing the fiscal 2000 compensation for David Van Hoose as the Company's Chief Executive Officer, President and Chief Operating Officer, the Compensation Committee adjusted Mr. Van Hoose's annual base salary from $412,000 to $520,000 to reflect his contribution to the Company's excellent performance in fiscal 1999. Mr. Van Hoose's bonus for fiscal 2000 consisted of a bonus awarded pursuant to the bonus plan discussed below, plus a discretionary bonus of $194,983. This discretionary bonus was made in response to the Compensation Subcommittee's subjective assessment of Mr. Van Hoose's contribution to the Company's performance in fiscal 2000.

      The Company's objective is to obtain financial performance that achieves increased return on equity, sales volume, earnings per share and net income. The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests.

     The Company maintains a bonus plan for certain key members of management. The description below outlines the plan:

The Company's Senior Executive Performance Bonus Plan (the "Plan"), which was approved by stockholders at the February 2, 2000 Annual Stockholders Meeting, provides for five percent of the Company's U.S. income before income taxes to be allocated among certain key members of management. Such amount is allocated among all plan participants based upon the ratio of each participant's eligible salary to the aggregate salaries of all participants and the number of months of the fiscal year the participant was approved for participation. The Plan also provides for a Subcommittee to administer the plan provisions dealing with certain designated Section 162(m) participants, currently Mr. Lonnie "Bo" Pilgrim and Mr. David Van Hoose. The Compensation Committee retains the right, in its sole discretion, to reduce, increase or eliminate, prior to payment thereof, the amount of any bonus that would otherwise be due under the Plan to non-Section 162(m) participants, and the Compensation Subcommittee retains these same rights, except for the right to increase bonus amounts for designated Section 162(m) participants. Participants may generally be added or removed from the plan at the discretion of the Compensation Committee. Participants must continue to be employed by the Company on January 1 following the end of a fiscal year in order to be paid a bonus with respect to that year. Bonuses are typically paid during the January following the fiscal year with respect to which the bonus has been granted.



                                            COMPENSATION COMMITTEE
                                            Lonnie "Bo" Pilgrim
                                            Charles L. Black
                                            Vance C. Miller, Sr.
                                            Lonnie Ken Pilgrim
                                            James G. Vetter, Jr.


                                            COMPENSATION SUBCOMMITTEE
                                            Charles L. Black
                                            Vance C. Miller, Sr.

                             COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the Russell 2000 composite index and a peer group selected by the Company.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, THE RUSSELL 2000 INDEX AND A PEER GROUP

                                             Cumulative Total Return

                             --------------------------------------------------
                          9/30/95  9/28/96  9/27/97  9/26/98  10/02/99  9/30/00

PILGRIM'S PRIDE CORPORATION-
  CLASS A{(1)                   -        -        -      100        38       36

PILGRIM'S PRIDE CORPORATION-
  CLASS B(1)                  100      110      198      248       111       90

PEER GROUP                    100       92      130      128        85       78

RUSSELL 2000                  100      113      135      124       144      179
----------------------------------

     (1) On July 30, 1999, the Company issued a stock dividend of one share of Class A common stock for every two shares of Class B common stock held to stockholders of record on June 30, 1999. This was the first issuance of the Company's Class A common stock. The above results for the Company's Class B common stock were adjusted for the Class A common stock dividend. The Company's Class A common stock was not outstanding at the beginning of fiscal 1999 and is presented on a separate line of the graph.

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for the Company, the Russell 2000 composite index and the peer group is based on the stock price or composite index at the end of fiscal 1995.

     The above graph compares the performance of the Company with that of the Russell 2000 composite index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are Sanderson Farms, Inc., WLR Foods, Inc., Cagles, Inc, Seaboard and the Company. These companies were selected because of their similar operations and market capitalizations relative to the Company and were approved by the Compensation Committee.

                      CERTAIN OTHER TRANSACTIONS

     The Company has entered into chicken grower contracts involving farms owned by certain of its officers and Directors, providing the placement of Company-owned flocks on their farms during the grow-out phase of production. The contracts are on terms substantially the same as contracts entered into by the Company with unaffiliated parties and can be terminated by either party upon completion of the grow-out of each flock. The aggregate amounts paid by the Company to its officers and Directors under grower contracts during the fiscal year 2000 were as follows: Clifford E. Butler--$203,930, O.B. Goolsby-- $155,501, and James J. Miner--$219,799. See "Compensation Committee Interlocks and Insider Participation" for a discussion of the Company's transactions with Lonnie "Bo" Pilgrim and James G. Vetter, Jr.

                              SECURITY OWNERSHIP

      The following table sets forth, as of December 1, 2000, certain information with respect to the beneficial ownership of the Company's Class A common stock and Class B common stock by (a) each stockholder beneficially owning at least 5% of the Company's outstanding Class A common stock and Class B common stock; (b) each Director of the Company who is a stockholder of the Company; (c) each of the executive officers listed in the executive compensation table who is a stockholder of the Company; and (d) all executive officers and Directors of the Company as a group.

                        Amount and                   Amount and
                        Nature of       Percent       Nature of    Percent
                        Beneficial         of        Beneficial      of
                       Ownership of     Class A     Ownership of   Class B
NAME OF                  Class A                      Class B
  BENEFICIAL OWNER     COMMON STOCK   COMMON STOCK  COMMON STOCK  COMMON STOCK

Pilgrim Interests, Ltd    7,200,474       52.2%        14,395,385      52.2%
  110 South Texas Street
  Pittsburg, Texas 75686
Lonnie "Bo" Pilgrim(a)(b) 8,350,313       60.8%        16,774,320      60.8%
  110 South Texas Street
  Pittsburg, Texas 75686
Lonnie Ken
    Pilgrim(a)(b)(c)      7,503,359       54.3%        14,951,466      54.2%
  110 South Texas Street
  Pittsburg, Texas 75686
Clifford E. Butler(b)        57,634         (d)            36,080        (d)
Robert L. Hendridx(b)        13,677         (d)            31,068        (d)
Richard A. Cogdill(b)        13,007         (d)             8,954        (d)
David Van Hoose(b)           36,903         (d)            13,762        (d)
James G. Vetter, Jr.            975         (d)             1,550        (d)
Donald L. Wass                  150         (d)               300        (d)
Robert Hilgenfeld(retired)    9,100         (d)                 -          -
All executive officer and
   Directors as a group
   (18 persons)           8,753,106       63.5%        17,361,530      62.9%

___________________

(a) Includes 7,200,474 shares of Class A common stock and 14,395,385 shares of Class B common stock held of record by Pilgrim Interests, Ltd., a partnership formed by Mr. Pilgrim's family of which Lonnie A. Pilgrim and Lonnie Ken Pilgrim are managing partners. Also includes 30,193 shares of Class A common stock and 60,387 shares of Class B common stock held of record by Pilgrim Family Trust I, an irrevocable trust dated June 16, 1987, for the benefit of Lonnie "Bo" Pilgrim's surviving spouse and children, of which Lonnie Ken Pilgrim and Patty R. Pilgrim, Lonnie "Bo" Pilgrim's wife, are co-trustees, and 30,193 shares of Class A common stock and 60,386 shares of Class B common stock held of record by Pilgrim Family Trust II, an irrevocable trust dated December 23, 1987, for the benefit of Lonnie "Bo" Pilgrim and his children, of which Lonnie "Bo" Pilgrim and Lonnie Ken Pilgrim are co-trustees. Each of Lonnie A. Pilgrim and Lonnie Ken Pilgrim disclaim beneficial ownership of the Company's Class A common stock and Class B common stock held by Pilgrim Interests, Ltd., except to the extent of their respective pecuniary interest therein.

(b)   Includes  shares  held  in trust by the Company's 401(k) Salary  Deferral
     Plan.

     1. Includes 7,232 shares of Class A common stock and 6,465 shares of Class B common stock held by his wife. Also includes 20,674 shares of Class A common stock and 25,350 shares of Class B common stock held in two irrevocable trusts dated December 15, 1994 and October 31, 1989, of which Lonnie Ken Pilgrim is a co-trustee for the benefit of his children. Lonnie Ken Pilgrim disclaims any beneficial interest in the foregoing shares.

     2. Less than 1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than ten percent of the Company's Class A common stock and Class B common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, Directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, Directors and greater than ten-percent stockholders for fiscal 2000 were complied with.


              ITEM 2. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends the appointment of Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year. This firm of certified public accountants has served as independent auditors of the Company pursuant to annual appointment by the Board of Directors since 1969 except for 1982 and 1983.

     Representatives of Ernst & Young are expected to be present at the Meeting
and to be available to respond to appropriate  questions.   They  will be given
the opportunity to make a statement if they wish to do so.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.

FINANCIAL STATEMENTS AVAILABLE

     FINANCIAL STATEMENTS FOR THE COMPANY ARE INCLUDED IN THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR 2000. ADDITIONAL COPIES OF THESE STATEMENTS, AS WELL AS FINANCIAL STATEMENTS FOR PRIOR YEARS AND THE ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, MAY BE OBTAINED UPON WRITTEN REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY, 110 SOUTH TEXAS STREET, PITTSBURG, TEXAS 75686. FINANCIAL STATEMENTS ARE ALSO ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C. 20549, AND THE NEW YORK STOCK EXCHANGE.

                            OTHER BUSINESS

     The Board of Directors is not aware of, and it is not anticipated that there will be presented to the Meeting, any business other than the election of the Directors and the proposal to appoint Ernst & Young independent auditors described above. If other matters properly come before the Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

      Please  date, sign and return the proxy at your earliest convenience.   A
prompt return of your proxy will be appreciated as it will save the expense of further mailings.


                                     By order of the Board of Directors,


                                                RICHARD A. COGDILL
                            EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                                              SECRETARY AND TREASURER


Pittsburg, Texas
December 13, 2000

                                   EXHIBIT A

                          Pilgrim's Pride Corporation
                            Audit Committee Charter



     Organization
This charter governs the operations of the Audit Committee (the"Committee") of Pilgrim's Pride Corporation (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. Independence standards shall be established by the Board of Directors, and shall at a minimum include a review of direct and indirect business relationships. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

     STATEMENT OF POLICY
The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the Internal Audit function and the annual independent audit of the Company's financial statements, as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the Internal Audit provider and management of the Company. In exercising its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

     RESPONSIBILITIES AND PROCESSES
The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.


THE FOLLOWING SHALL BE THE PRINCIPAL RECURRING PROCESSES OF THE AUDIT COMMITTEE IN CARRYING OUT ITS OVERSIGHT RESPONSIBILITIES. THE PROCESSES ARE SET FORTH AS A GUIDE WITH THE UNDERSTANDING THAT THE COMMITTEE MAY SUPPLEMENT THEM AS APPROPRIATE.

(a) THE COMMITTEE SHALL HAVE A CLEAR UNDERSTANDING WITH MANAGEMENT AND THE INDEPENDENT AUDITORS THAT THE INDEPENDENT AUDITORS ARE ULTIMATELY ACCOUNTABLE TO THE BOARD AND THE AUDIT COMMITTEE, AS REPRESENTATIVES OF THE COMPANY'S STOCKHOLDERS. THE COMMITTEE SHALL HAVE THE ULTIMATE AUTHORITY AND RESPONSIBILITY TO EVALUATE AND, WHERE APPROPRIATE, REPLACE THE INDEPENDENT AUDITORS. THE COMMITTEE SHALL DISCUSS WITH THE AUDITORS THEIR INDEPENDENCE FROM MANAGEMENT AND THE COMPANY AND THE MATTERS INCLUDED IN THE WRITTEN DISCLOSURES REQUIRED BY THE INDEPENDENCE STANDARDS BOARD. ANNUALLY, THE COMMITTEE SHALL REVIEW AND RECOMMEND TO THE BOARD THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS, SUBJECT TO STOCKHOLDERS APPROVAL.

(b) THE COMMITTEE SHALL DISCUSS WITH THE INDEPENDENT AUDITORS THE OVERALL SCOPE AND PLANS FOR THEIR RESPECTIVE AUDITS, INCLUDING THE ADEQUACY OF STAFFING AND COMPENSATION. ALSO, THE COMMITTEE SHALL DISCUSS WITH MANAGEMENT, AND THE INDEPENDENT AUDITORS, THE ADEQUACY AND EFFECTIVENESS OF THE ACCOUNTING AND FINANCIAL CONTROLS, INCLUDING THE COMPANY'S SYSTEM TO MONITOR AND MANAGE RISK AND OTHER COMPLIANCE PROGRAMS. FURTHER, THE COMMITTEE SHALL MEET SEPARATELY WITH THE INDEPENDENT AUDITORS, WITH AND WITHOUT MANAGEMENT PRESENT, TO DISCUSS THE RESULTS OF THEIR EXAMINATIONS.

(c) THE COMMITTEE SHALL REVIEW, DISCUSS AND APPROVE WITH THE INTERNAL AUDIT PROVIDER THE COMPREHENSIVE AUDIT PLAN, WITH RESPECT TO OVERALL SCOPE AND PLANS FOR THE AUDITS, INCLUDING THE ADEQUACY AND EFFECTIVENESS OF INTERNAL CONTROLS, COMPLIANCE WITH CORPORATE POLICIES, COMPLIANCE WITH LAWS AND REGULATIONS AND EXTERNAL FINANCIAL STATEMENTS. ALSO, THE COMMITTEE SHALL PROVIDE OVERSIGHT AND DIRECTION TO MANAGEMENT AND THE INTERNAL AUDIT PROVIDER IN EXECUTING THE COMPREHENSIVE AUDIT PLAN. FURTHER, THE COMMITTEE SHALL MEET SEPARATELY WITH THE INTERNAL AUDIT PROVIDER, WITH AND WITHOUT MANAGEMENT PRESENT, TO DISCUSS AND REVIEW AUDIT PROGRESS AND FINDINGS AND MANAGEMENT'S RESPONSES TO THOSE FINDINGS.

(d) THE COMMITTEE SHALL DISCUSS ANY MATTERS REQUIRED TO BE COMMUNICATED TO THE COMMITTEE BY THE INDEPENDENT AUDITORS UNDER GENERALLY ACCEPTED AUDITING STANDARDS PRIOR TO THE FILING OF THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q. THE CHAIR OF THE COMMITTEE MAY REPRESENT THE ENTIRE COMMITTEE FOR THE PURPOSES OF THIS REVIEW.

(e) THE COMMITTEE SHALL REVIEW WITH MANAGEMENT AND THE INDEPENDENT AUDITORS THE FINANCIAL STATEMENTS TO BE INCLUDED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K (OR THE ANNUAL REPORT TO STOCKHOLDERS IF DISTRIBUTED PRIOR TO THE FILING OF FORM 10-K), INCLUDING THEIR JUDGMENT ABOUT THE QUALITY, NOT JUST ACCEPTABILITY, OF ACCOUNTING PRINCIPLES, THE REASONABLENESS OF SIGNIFICANT JUDGMENTS AND THE CLARITY OF THE DISCLOSURES IN THE FINANCIAL STATEMENTS. ALSO, THE COMMITTEE SHALL DISCUSS THE RESULTS OF THE ANNUAL AUDIT AND ANY OTHER MATTERS REQUIRED TO BE COMMUNICATED TO THE COMMITTEE BY THE INDEPENDENT AUDITORS UNDER GENERALLY ACCEPTED AUDITING STANDARDS.





APPROVED ON JUNE 14, 2000.























                      PILGRIM'S PRIDE CORPORATION
                        110 SOUTH TEXAS STREET
                        PITTSBURG, TEXAS 75686

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lonnie "Bo" Pilgrim and Clifford E. Butler, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and to vote, as designated below, all the shares of Class A common stock and Class B common stock of Pilgrim's Pride Corporation held of record by the undersigned on December 4, 2000, at the Annual Meeting of Stockholders to be held on Wednesday, January 31, 2001, or any adjournment thereof.

             PLEASE EXECUTE THIS PROXY AND RETURN PROMPTLY IN THE
                      Enclosed Self-Addressed Stamped Envelope

                           (CONTINUED ON OTHER SIDE)

                          PILGRIMS PRIDE CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                          ---------------------------------
                        CLASS A AND/OR CLASS B COMMON STOCK

1.  ELECTION OF DIRECTORS:

       FOR all nominees              TO WITHHOLD AUTHORITY
            Listed                      to vote for all
       (except as marked                nominees listed
       to the contrary)



Lonnie "Bo" Pilgrim        Lonnie Ken Pilgrim              Vance C. Miller, Sr.
Clifford E. Butler        James G. Vetter, Jr.            Donald L. Wass,Ph.D.
David Van Hoose             Charles L. Black
Richard A. Cogdill            S. Key Coker

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

      ------------------------------------------------------------

2.  The appointment of Ernst & Young   LLP  as  independent  auditors  for  the
Company for the fiscal year ending
  September 29, 2001:

                        FOR                   AGAINST                 ABSTAIN

-------------------------------------------------------------------------------

3. In their discretion such other business as may properly come before the Annual Meeting.


UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS AND "FOR" PROPOSAL 2 . DISCRETION WILL BE USED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

____________________________________________________________________
Date

____________________________________________________________________
Signature of Stockholder

____________________________________________________________________
Signature if held jointly

Please date this proxy and sign your name exactly as it appears hereon. Persons signing in a representative capacity should indicate their capacity. A proxy for shares held in joint ownership should be signed by each owner.